EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”) made this 31th day of August, 2025 by and among, Liberty Home Inspection Services LLC,. a Washington corporation (“LHIS”) and BestGofer, Inc.(“BGFR”) on behalf of their and members, respectively, both parties hereinafter referred to as the “Parties.”

BACKGROUND:

A.The Boards of Directors of LHIS and BGFR have determined that an acquisition of 100% of the outstanding interests in LHIS, through a share exchange upon the terms and subject to the conditions set forth in this Agreement, would be fair and in the best interests of LHIS and BGFR’s shareholders, respectively, and the Boards of Directors of LHIS and BGFR have approved such Exchange, pursuant to which all of the right, title and interest in and to 100% of LHIS (the “Shares”) will be exchanged for 20,000 common shares of BGFR (the “Exchange Shares”).

B.BGFR desires to make certain representations, warranties, covenants and agreements in connection with the Exchange and also to prescribe various conditions to the Exchange.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the Parties agree as follows:

ARTICLE I

THE EXCHANGE

1.01Exchange.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Nevada Revised Statutes (“Nevada Statutes”), at the Closing (as hereinafter defined), the Parties shall do the following:

(a)LHIS will sell, convey, assign, and transfer all of the stock and assets of LHIS to BGFR by delivering to BGFR executed and transferable certificates.  The shares transferred to BGFR at the Closing shall constitute 100% of all issued and outstanding shares of LHIS.  BGFR shall assume all short term and long-term debts and all other financial and other obligations of LHIS upon closing.

(b)As consideration for its acquisition of the shares, BGFR shall issue the Exchange Shares to the shareholders of LHIS by delivering share certificates to the shareholders of LHIS evidencing the Exchange Shares (the “Exchange Shares Certificate”).

1.02Effect of the Exchange.  The Exchange shall have the effects set forth in the applicable provisions of the Nevada Statutes.

1.03Closing.  Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article VI and subject to the satisfaction or waiver of the conditions set forth in Article V, the closing of the Exchange (the “Closing”) will take place at 10:00 a.m. U.S. Pacific Standard Time on the business day upon satisfaction of the conditions set forth in Article V (or as soon as practicable thereafter following satisfaction or waiver of the conditions set forth in Article V) (the “Closing Date”) unless another date, time or place is agreed to in writing by the Parties hereto.

1.04Effective Time of Exchange.  As soon as practicable following the satisfaction or waiver of the conditions set forth in Article V, the Parties shall make all filings or recordings required under Nevada Statutes.  The Exchange shall become effective at such time as is permissible in accordance with Nevada Statutes (the time the Exchange becomes effective being the “Effective Time”).  LHIS and BGFR shall use reasonable efforts to have the Closing Date and the Effective Time to be the same day.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.01Representations and Warranties of BGFR.  BGFR represents and warrants to LHIS as follows:

(a)Organization, Standing and Power.  BGFR is duly organized, validly existing and in good standing under the laws of its place of domicile and has the requisite power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted.  BGFR is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect (as defined in Section 8.02).

(b)Shares.  There are no outstanding bonds, debentures, notes or other indebtedness or other securities of BGFR.  There are no rights, commitments, agreements, arrangements or undertakings of any kind to which BGFR is a party or by which it is bound obligating BGFR to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of BGFR or obligating BGFR to issue, grant, extend or enter into any such right, commitment, agreement, arrangement or undertaking.  There are no outstanding contractual obligations, commitments, understandings or arrangements of BGFR to repurchase, redeem or otherwise acquire or make any payment in respect of the shares of BGFR.

(c)Authority; Noncontravention.  BGFR has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement by BGFR and the consummation by BGFR of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary action on the part of BGFR.  This Agreement has been duly executed and when delivered by BGFR shall constitute a valid and binding obligation of BGFR, enforceable against BGFR and the selling shareholders, as applicable, in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.  The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to a loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of BGFR under, (i) BGFR’s articles of incorporation or bylaws, if any, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to BGFR, its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to BGFR, its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a material adverse effect with respect to BGFR or could not prevent, hinder or materially delay the ability of BGFR to consummate the transactions contemplated by this Agreement.

(d)Governmental Authorization.  No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any United States court, administrative agency or commission, or other federal, state or local government or other governmental authority, agency, domestic or foreign (a “Governmental Entity”), is required by or with respect to BGFR in connection with the execution and delivery of this Agreement by BGFR or the consummation by BGFR of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Securities Act of 1933, as amended (the “Securities Act”) or Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”).

(e)Absence of Certain Changes or Events.  Since March 31, 2024, BGFR has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been any:

(i)material adverse change with respect to BGFR;

(ii)event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 3.01 without prior consent of LHIS;

(iii)condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of BGFR to consummate the transactions contemplated by this Agreement;

(iv)incurrence, assumption or guarantee by BGFR of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices or as disclosed to LHIS in writing;

(vi)transaction or commitment made, or any contract or agreement entered into, by BGFR relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by BGFR of any contract or other right, in either case, material to BGFR, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement;

(vii)labor dispute, other than routine, individual grievances, or, to the knowledge of BGFR, any activity or proceeding by a labor union or representative thereof to organize any employees of BGFR or any lockouts, strikes, slowdowns, work stoppages or threats by or with respect to such employees;

(viii)payment, prepayment or discharge of liability other than in the ordinary course of business or any failure to pay any liability when due;

(ix)write-offs or write-downs of any assets of BGFR;

(x)creation, termination or amendment of, or waiver of any right under, any material contract of BGFR;

(xi)damage, destruction or loss having, or reasonably expected to have, a material adverse effect on BGFR;

(xii)other condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to BGFR; or

(xiii)agreement or commitment to do any of the foregoing.

(g)Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by BGFR to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

(h)Litigation; Labor Matters; Compliance with Laws.  There is no suit, action or proceeding or investigation pending or, to the knowledge of BGFR, threatened against or affecting BGFR or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to BGFR or prevent, hinder or materially delay the ability of BGFR to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against BGFR having, or which, insofar as reasonably could be foreseen by BGFR, in the future could have, any such effect.

2.02Representations and Warranties of LHIS.  Except as set forth in the disclosure schedule delivered by LHIS to BGFR at the time of execution of this Agreement (the “LHIS Disclosure Schedule”), LHIS represents and warrants to BGFR as follows:

(a)Organization, Standing and Corporate Power.  LHIS is duly organized, validly existing and in good standing under the laws of the State of Montana and has the requisite corporate power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted.  LHIS is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect with respect to LHIS.  All officers and directors of LHIS shall resign upon closing.

(b)Subsidiaries.  LHIS does not own directly or indirectly, any equity or other shares in any company, corporation, partnership, joint venture or otherwise other than as disclosed (DIJI).

(c)Corporate Authority; Non contravention.  LHIS has all requisite corporate and other power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement by LHIS and the consummation by LHIS of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of LHIS.  This Agreement has been duly executed and when delivered by LHIS shall constitute a valid and binding obligation of LHIS, enforceable against LHIS in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.  The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of LHIS under, (i) its articles of incorporation, bylaws, or other charter documents of LHIS (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to LHIS, its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to LHIS, its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a material adverse effect with respect to LHIS or could not prevent, hinder or materially delay the ability of LHIS to consummate the transactions contemplated by this Agreement.

(d)Government Authorization.  No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required by or with respect to LHIS in connection with the execution and delivery of this Agreement by LHIS, or the consummation by LHIS of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Nevada Statutes, the Financial Industry Regulatory Authority, Inc. (FINRA), the Depository Trust & Clearing Corporation (DTCC), Standard & Poor’s, the Securities Act or the Exchange Act.

(e)Financial Statements.  The consolidated financial statements of LHIS included in the reports, schedules, forms, statements and other documents filed by LHIS with the SEC, such LHIS Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of LHIS and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and changes in cash flows for the periods then ended.  Except as set forth in the LHIS Documents, at the date of the most recent reported financial statements of LHIS included in the LHIS Documents, LHIS has not incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to LHIS.

(f)Absence of Certain Changes or Events.  Except as disclosed in the LHIS OTC Documents or contemplated in this Agreement, since December 31, 2021 (the “LHIS Balance Sheet Date”) LHIS has conducted its business only in the ordinary course consistent with past practice in light of its current business circumstances, and there is not and has not been any:

(i)material adverse change with respect to LHIS;

(ii)event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 3.01 without prior consent of BGFR;

(iii)condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of LHIS to consummate the transactions contemplated by this Agreement;

(iv)incurrence, assumption or guarantee by LHIS of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices or as disclosed to BGFR in writing;

(v)creation or other incurrence by LHIS of any lien on any asset other than in the ordinary course consistent with past practices;

(vi)transaction or commitment made, or any contract or agreement entered into, by LHIS relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by LHIS of any contract or other right, in either case, material to LHIS, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement;

(vii)labor dispute, other than routine, individual grievances, or, to the knowledge of LHIS, any activity or proceeding by a labor union or representative thereof to organize any employees of LHIS or any lockouts, strikes, slowdowns, work stoppages or threats by or with respect to such employees;

(viii)payment, prepayment or discharge of liability other than in the ordinary course of business or any failure to pay any liability when due;

(ix)write-offs or write-downs of any assets of LHIS;

(x)creation, termination or amendment of, or waiver of any right under, any material contract of LHIS;

(xi)damage, destruction or loss having, or reasonably expected to have, a material adverse effect on LHIS;

(xii)other condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to LHIS; or

(xiii)agreement or commitment to do any of the foregoing.

(g)Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by LHIS to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

(h)Litigation; Labor Matters; Compliance with Laws.  There is no suit, action or proceeding or investigation pending or, to the knowledge of LHIS, threatened against or affecting LHIS or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to LHIS or prevent, hinder or materially delay the ability of LHIS to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against LHIS having, or which, insofar as reasonably could be foreseen by LHIS, in the future could have, any such effect.

(i)LHIS is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its knowledge, threatened, any of which could have a material adverse effect with respect to LHIS.

(ii)The conduct of the business of LHIS complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto including SEC rules.

(i)Board Determination.  The Board of Directors of LHIS have unanimously determined that the terms of the Agreement are fair to and in the best interests of LHIS and its shareholders.

(j)Required LHIS Share Issuance Approval.  LHIS represents that the issuance of the Exchange Shares to all of the shareholders of BGFR will be in compliance with the Nevada Statutes, the Bylaws of LHIS and any relevant regulatory or governing bodies. Both parties understand and acknowledge that these shares cannot not be issued until and unless the majority shareholders of LHIS approve increasing the authorized shares of the corporation sufficiently to allow for such issuance, as well as any regulatory approval if required.

ARTICLE III

COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO THE EXCHANGE

3.01Conduct of BGFR and LHIS.  From the date of this Agreement and until the Effective Time, or until the prior termination of this Agreement, BGFR and LHIS shall not, unless allowed in this Agreement or mutually agreed to in writing:

(a)engage in any transaction, except in the normal and ordinary course of business, or create or suffer to exist any lien or other encumbrance upon any of their respective assets or which will not be discharged in full prior to the Effective Time;

(b)sell, assign or otherwise transfer any of their assets, or cancel or compromise any debts or claims relating to their assets, other than for fair value, in the ordinary course of business, and consistent with past practice;

(c)fail to use reasonable efforts to preserve intact their present business organizations, keep available the services of their employees and preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others, to the end that its good will and ongoing business not be impaired prior to the Effective Time;

(d)make any material change with respect to their business in accounting or bookkeeping methods, principles or practices, except as required by GAAP.

ARTICLE IV

ADDITIONAL AGREEMENTS

4.01Access to Information; Confidentiality.

(a)BGFR shall, and shall cause its officers, employees, counsel, financial advisors and other representatives to, afford to LHIS and its representatives reasonable access during normal business hours during the period prior to the Effective Time to its and to BGFR’s properties, books, contracts, commitments, personnel and records and, during such period, BGFR shall, and shall cause its officers, employees and representatives to, furnish promptly to LHIS all information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request.  For the purposes of determining the accuracy of the representations and warranties of LHIS set forth herein and compliance by LHIS of its obligations hereunder, during the period prior to the Effective Time, LHIS shall provide BGFR and its representatives with reasonable access during normal business hours to its properties, books, contracts, commitments, personnel and records as may be necessary to enable BGFR to confirm the accuracy of the representations and warranties of LHIS set forth herein and compliance by LHIS of its obligations hereunder, and, during such period, LHIS shall, and shall cause its officers, employees and representatives to, furnish promptly to BGFR upon its request (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request.  Except as required by law, each of BGFR and

LHIS will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence.

(b)No investigation pursuant to this Section 4.01 shall affect any representations or warranties of the Parties herein or the conditions to the obligations of the Parties hereto.

4.02Best Efforts.  Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Exchange and the other transactions contemplated by this Agreement.  LHIS and BGFR shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Exchange.

4.03Public Announcements.  LHIS, on the one hand, and BGFR, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or court process.  The Parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

4.04Expenses.  All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

ARTICLE V

CONDITIONS PRECEDENT

5.01Conditions to Each Party’s Obligation to Effect the Exchange.  The obligation of each Party to effect the Exchange and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a)No Restraints.  No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Exchange shall have been issued by any court of competent jurisdiction or any other Governmental Entity having jurisdiction and shall remain in effect, and there shall not be any applicable legal requirement enacted, adopted or deemed applicable to the Exchange that makes consummation of the Exchange illegal.

(b)Governmental Approvals.  All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity having jurisdiction which the failure to obtain, make or occur would have a material adverse effect on LHIS or BGFR shall have been obtained, made or occurred.

(c)No Litigation.  There shall not be pending or threatened any suit, action or proceeding before any court, Governmental Entity or authority (i) pertaining to the transactions contemplated by this Agreement or (ii) seeking to prohibit or limit the ownership or operation by

BGFR, LHIS or any of its subsidiaries, or to dispose of or hold separate any material portion of the business or assets of BGFR or LHIS.

5.02Conditions Precedent to Obligations of LHIS.  The obligation of LHIS to effect the Exchange and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a)Representations, Warranties and Covenants.  The representations and warranties of BGFR in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or material adverse effect, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Closing Date, and (ii) BGFR shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by each of them prior to the Effective Time.

(b)Consents.  LHIS shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third Parties as necessary in connection with the transactions contemplated hereby have been obtained.

(c)No Material Adverse Change.  There shall not have occurred any change in the business, condition (financial or otherwise), results of operations or assets (including intangible assets) and properties of BGFR that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on BGFR.

(d)Delivery of the Assignment of Shares.  The selling shareholders shall have delivered the share certificates to LHIS on the Closing Date.

(e)Due Diligence Investigation.  LHIS shall be reasonably satisfied with the results of its due diligence investigation of BGFR in its sole and absolute discretion.

5.03Conditions Precedent to Obligation of 168ON.  The obligation of BGFR to effect the Exchange and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a)Representations, Warranties and Covenants.  The representations and warranties of LHIS in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or material adverse effect, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Closing Date, and (ii) LHIS shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it prior to the Effective Time.

(b)Consents.  BGFR shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third Parties as necessary in connection with the transactions contemplated hereby have been obtained.

(c)No Material Adverse Change.  There shall not have occurred any change in the business, condition (financial or otherwise), results of operations or assets (including intangible assets) and properties of LHIS that, or in the aggregate, could reasonably be expected to have a material adverse effect on LHIS.

(d)Board Resolutions.  BGFR shall have received resolutions duly adopted by LHIS’s board of directors approving the execution, and performance of the Agreement and the transactions contemplated by the Agreement.

(e)Delivery of the Exchange Shares Certificate.  BGFR shall have received the Exchange Shares Certificate on the Closing Date. Both parties understand and acknowledge that these shares cannot not be issued until and unless the shareholders of approve increasing the authorized shares of the corporation sufficiently to allow for such issuance.

(f)Due Diligence Investigation.  BGFR shall be reasonably satisfied with the results of its due diligence investigation of LHIS in its sole and absolute discretion.

ARTICLE VI

TERMINATION, AMENDMENT AND WAIVER

6.01Termination.  This Agreement may be terminated and abandoned at any time prior to the Effective Time of the Exchange:

(a)by mutual written consent of LHIS and BGFR;

(b)by either LHIS or BGFR if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Exchange and such order, decree, ruling or other action shall have become final and nonappealable;

(c)by either LHIS or BGFR if the Exchange shall not have been consummated on or before December 1, 2023 (other than as a result of the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time.);

(d)by LHIS, if a material adverse change shall have occurred relative to BGFR (and not curable within thirty (30) days);

(e)by BGFR if a material adverse change shall have occurred relative to LHIS (and not curable within thirty (30) days);

(f)by LHIS, if BGFR willfully fails to perform in any material respect any of its material obligations under this Agreement; or

(g)by BGFR, if LHIS willfully fails to perform in any material respect any of its obligations under this Agreement.

6.02Effect of Termination.  In the event of termination of this Agreement by either BGFR or LHIS as provided in Section 6.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of LHIS or BGFR, other than the provisions of the last sentence of Section 4.01(a) and this Section 6.02.  Nothing contained in this Section shall relieve any party for any breach of the representations, warranties, covenants or agreements set forth in this Agreement.

6.03Amendment.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties upon approval by the party, if such party is an individual, and upon approval of the Board of Director of LHIS and of BGFR.

6.04Extension; Waiver.  Subject to Section 6.01(c), at any time prior to the Effective Time, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) waive compliance with any of the agreements or conditions contained in this Agreement.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE VII

INDEMNIFICATION AND RELATED MATTERS

7.01Survival of Representations and Warranties.  The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive until twelve (12) months after the Effective Time (except for with respect to Taxes, which shall survive for the applicable statute of limitations plus 90 days, and covenants that by their terms survive for a longer period).

7.02Indemnification.

(a).  LHIS shall indemnify and hold the selling interest holders and BGFR harmless for, from and against any and all liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest and expenses (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) (collectively, “Losses”) to which LHIS may become subject resulting from or arising out of any breach of a representation, warranty or covenant made by LHIS as set forth herein.

(b).  BGFR and selling interest holders shall jointly indemnify and hold LHIS and LHIS’s officers and directors (“LHIS’s Representatives”) harmless for, from and against any and all Losses to which LHIS or LHIS’s Representatives may become subject resulting from or arising out of (1) any breach of a representation, warranty or covenant made by BGFR as set forth herein;

or (2) any and all liabilities arising out of or in connection with: (A) any of the assets of BGFR prior to the Closing; or (B) the operations of BGFR prior to the Closing.

7.03Notice of Indemnification.  Promptly after the receipt by any indemnified party (the “Indemnitee”) of notice of the commencement of any action or proceeding against such Indemnitee, such Indemnitee shall, if a claim with respect thereto is or may be made against any indemnifying party (the “Indemnifying Party”) pursuant to this Article VII, give such Indemnifying Party written notice of the commencement of such action or proceeding and give such Indemnifying Party a copy of such claim and/or process and all legal pleadings in connection therewith.  The failure to give such notice shall not relieve any Indemnifying Party of any of its indemnification obligations contained in this Article VII, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party.  Such Indemnifying Party shall have, upon request within thirty (30) days after receipt of such notice, but not in any event after the settlement or compromise of such claim, the right to defend, at its own expense and by its own counsel reasonably acceptable to the Indemnitee, any such matter involving the asserted liability of the Indemnitee; provided, however, that if the Indemnitee determines that there is a reasonable probability that a claim may materially and adversely affect it, other than solely as a result of money payments required to be reimbursed in full by such Indemnifying Party under this Article VII or if a conflict of interest exists between Indemnitee and the Indemnifying Party, the Indemnitee shall have the right to defend, compromise or settle such claim or suit; and, provided, further, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, which shall not be unreasonably withheld, be conclusive as to the liability of such Indemnifying Party to the Indemnitee.  In any event, the Indemnitee, such Indemnifying Party and its counsel shall cooperate in the defense against, or compromise of, any such asserted liability, and in cases where the Indemnifying Party shall have assumed the defense, the Indemnitee shall have the right to participate in the defense of such asserted liability at the Indemnitee’s own expense.  In the event that such Indemnifying Party shall decline to participate in or assume the defense of such action, prior to paying or settling any claim against which such Indemnifying Party is, or may be, obligated under this Article VII to indemnify an Indemnitee, the Indemnitee shall first supply such Indemnifying Party with a copy of a final court judgment or decree holding the Indemnitee liable on such claim or, failing such judgment or decree, the terms and conditions of the settlement or compromise of such claim.  An Indemnitee’s failure to supply such final court judgment or decree or the terms and conditions of a settlement or compromise to such Indemnifying Party shall not relieve such Indemnifying Party of any of its indemnification obligations contained in this Article VII, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party.  If the Indemnifying Party is defending the claim as set forth above, the Indemnifying Party shall have the right to settle the claim only with the consent of the Indemnitee.

ARTICLE VIII

GENERAL PROVISIONS

8.01Notices.  Any and all notices and other communications hereunder shall be in writing and shall be deemed duly given to the party to whom the same is so delivered, sent or mailed at addresses and contact information set forth below (or at such other address for a party as shall be specified by like notice.)  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be deemed given and effective on the earliest of: (a) on the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (Pacific Standard Time) on a business day, (b) on the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (Pacific Standard Time) on any business day, (c) on the s168ONnd business day following the date of mailing, if sent by a nationally r168ONgnized overnight courier service, or (d) if by personal delivery, upon actual receipt by the party to whom such notice is required to be given.

If to LHIS:

4730 Tidal Way unit 102, Blaine, WA 98230

Phone number     +1 (360) 920-8967

If to BGFR:

10 Nisan Beck St. Jerusalem, Israel 91034

Phone number   + (972) 03-911-7987

8.02

8.03

8.04Definitions.  For purposes of this Agreement:

(a)an “affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

(b)“material adverse change” or “material adverse effect” means, when used in connection with BGFR or LHIS, any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of such party and its subsidiaries taken as a whole (after giving effect in the case of LHIS to the consummation of the Exchange);

(c)“person” means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and (d)  a “subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of Directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of the equity interests of which) is owned directly or indirectly by such first person.

8.05Interpretation.  When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

8.06Entire Agreement; No Third-Party Beneficiaries.  This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement.  This Agreement is not intended to confer upon any person other than the Parties any rights or remedies.

8.07Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof and jurisdiction shall solely lie in courts in Clark County, Nevada.

8.08Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

8.09Enforcement.  The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Nevada, this being in addition to any other remedy to which they are entitled at law or in equity.  In addition, each of the Parties hereto (a) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court, and (b) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any state court other than such court.

8.10Severability.  Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

8.11Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.  This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other Parties.  No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

8.12Attorney’s Fees.  In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the Parties hereto agree that the prevailing party or Parties shall be entitled to recover from the other party or Parties upon final judgment on the merits reasonable attorneys’ fees, including attorneys’ fees for any appeal, and costs incurred in bringing such suit or proceeding.

8.13Currency.  All references to currency in this Agreement shall refer to the lawful currency of the United States of America.

IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Agreement as of the date first above written.

Liberty Home Inspection Services LLC

Signature: /s/ Mc Gregor S James

By: Mc Gregor S James

Director

BestGofer, Inc.

Signature: /s/ Mohammad H Hamed

By: Mohammad H Hamed

Director